UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2015

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2015, Peabody Energy Corporation (the “Company”) issued equity awards to Gregory H. Boyce, Glenn L. Kellow, Michael C. Crews and Charles F. Meintjes. These awards had been previously approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and, in the case of the equity awards to Mr. Boyce, the independent members of the Company’s Board of Directors (the “Special Committee").

Set forth below is a summary of such equity awards that were made on January 2, 2015 pursuant to the Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan (the “Plan”):

Executive Officer	Stock Options	Restricted Stock	Performance Units (at target)
Gregory H. Boyce	349,464	142,576	0
Glenn L. Kellow	285,082	96,899	53,798
Michael C. Crews	128,287	43,605	87,209
Charles F. Meintjes	0	71,059	71,059

The form of Non-Qualified Stock Option Agreement for executive officers other than Mr. Boyce, the form of Non-Qualified Stock Option Agreement for Mr. Boyce and the form of Restricted Stock Agreement are substantially the same as those previously filed as exhibits to the Company’s Current Report on Form 8-K filed April 25, 2014. The form of Performance Units Agreement is substantially the same as that previously filed as an exhibit to the Company’s Current Report on Form 8-K filed April 25, 2014 with the following exceptions relating to the total shareholder return component: (a) the S&P 500 index (excluding financial services companies) was replaced with the S&P 400 Mid-Cap Index (excluding financial services companies) and (b) CONSOL Energy was removed from the industry peer group.

In addition, due to Plan limitations on the maximum number of awards that may be granted under the Plan in any calendar year to any individual, Mr. Boyce and Mr. Kellow received the following awards outside the Plan, each of which will be settled in cash rather than shares of Company common stock:

Executive Officer	Cash-Settled Stock Appreciation Rights	Cash-Settled Restricted Stock Units	Cash-Settled Performance Units (at target)
Gregory H. Boyce	70,000	129,199	285,152
Glenn L. Kellow	0	0	140,000

The Cash-Settled Stock Appreciation Rights (“SARs”) granted to Mr. Boyce provide for a strike price of $7.74, vest in three equal annual installments beginning on January 2, 2016 and expire on the earlier of January 2, 2025 or the date of a termination of employment by the Company for cause. The SARs will become exercisable early upon (i) a termination of employment on account of Mr. Boyce’s death or disability, (ii) a termination of employment by the Company without cause within 12 months following a change of control; (iii) a termination of employment by Mr. Boyce for good reason within 12 months following a change of control, or (iv) a determination by the Compensation Committee (in its sole discretion) to cause the SARs to become exercisable with respect to 100% of the shares of Common Stock (or Substitute Shares, as applicable) underlying the SARs.

The Cash-Settled Restricted Stock Units granted to Mr. Boyce vest on the date of the appointment of Mr. Boyce’s successor as Chairman of the Board of Directors of the Company; provided, however, that such units will become fully vested and non-forfeitable upon (a) a termination of employment by the Company without cause, (b) a termination of employment as a result of Mr. Boyce’s death or disability, or (c) a termination of employment on June 30, 2016. This award was made pursuant to the Transition Agreement between the Company and Mr. Boyce and is intended to facilitate an effective leadership succession. It was not part of the Company’s regular compensation program.

The Cash-Settled Performance Units are on the same terms as the Performance Units granted under the Plan, with the exception that they are settled in cash rather than shares of Company common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
January 8, 2015	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, General Counsel- Corporate and Assistant Secretary

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